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                                                                   Exhibit 9.18


                          Nicholas-Applegate Mutual Funds
                                 600 West Broadway
                            San Diego, California 92101

                                   August 14, 1998


Nicholas-Applegate Capital Management
600 West Broadway
San Diego, California 92101

Ladies and Gentlemen:

This will confirm our agreement that the expense limitation letter agreement between us dated July 24, 1998, as previously amended, is hereby further amended to add the Large Cap Value Fund as a Fund thereunder. The full list of Funds covered by the Agreement and the expense limitations with respect to each such Fund are as set forth in Exhibit A.

          In all other respects, the expense limitation letter agreement, as previously amended, will remain in full force and effect. Please sign this letter below to confirm your agreement with this amendment.

                                             Very truly yours,

                                             --------------------
                                             E. Blake Moore, Jr.
                                             Secretary


AGREED:
Nicholas-Applegate Capital Management
By:  Nicholas-Applegate Capital Management
     Holdings, L.P., its General Partner
By:  Nicholas-Applegate Capital Management
     Holdings, Inc., its General Partner


By:
     ---------------------
     E. Blake Moore, Jr.
     Secretary

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                                      EXHIBIT A

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              NAME OF FUND & CLASS                   BASIC EXPENSE       CURRENT TOTAL EXPENSE
                                                    LIMITATION (%)           LIMITATION (%)
Mid Cap Growth Fund,       Class A                       1.29                     1.60
(formerly Core Growth)     Class B                       1.94                     2.25
                           Class C                       1.94                     2.25
                           Class Q                       1.19                     1.25
                           Class I                       0.94                     1.00

Large Cap Growth Fund,     Class A                       1.34                     1.60
                           Class B                       1.99                     2.25
                           Class C                       1.99                     2.25
                           Class Q                       1.24                     1.25
                           Class I                       0.99                     1.00

Mini Cap Growth FUND,      Class I                       1.56                     1.56


Small Cap Growth Fund,
(formerly Emerging Growth) Class A                       1.47                     1.95
                           Class B                       2.12                     2.60
                           Class C                       2.12                     2.60
                           Class Q                       1.37                     1.50
                           Class I                       1.12                     1.17

Convertible Fund,
(formerly Income & Growth) Class A                       1.30                     1.60
                           Class B                       1.95                     2.25
                           Class C                       1.95                     2.25
                           Class Q                       1.20                     1.25
                           Class I                       0.95                     1.00

Balanced Growth Fund,      Class A                       1.21                     1.60
                           Class B                       1.86                     2.25
                           Class C                       1.86                     2.25
                           Class Q                       1.11                     1.25
                           Class I                       0.86                     1.00

Worldwide Growth Fund,     Class A                       1.60                     1.85
                           Class B                       2.25                     2.50
                           Class C                       2.25                     2.50
                           Class Q                       1.50                     1.60
                           Class I                       1.25                     1.35

International Core Growth
Fund,                      Class A                       1.69                     1.95
                           Class B                       2.34                     2.60
                           Class C                       2.34                     2.60
                           Class Q                       1.59                     1.65

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              NAME OF FUND & CLASS                   BASIC EXPENSE       CURRENT TOTAL EXPENSE
                                                      LIMITATION               LIMITATION
International Core Growth
Fund,                       Class I                      1.34                     1.40

Emerging Countries Fund,    Class A                      1.95                     2.25
                            Class B                      2.60                     2.90
                            Class C                      2.60                     2.90
                            Class Q                      1.85                     1.90
                            Class I                      1.60                     1.65

Global Growth & Income
Fund,                       Class A                      1.35                     1.35

International Small Cap
Growth Fund,                Class A                      1.66                     1.95
                            Class B                      2.31                     2.60
                            Class C                      2.31                     2.60
                            Class Q                      1.56                     1.65
                            Class I                      1.31                     1.40

Money Market Fund,                                      1.10                     1.10

Value Fund,                 Class A                      1.29                     1.60
                            Class B                      1.94                     2.25
                            Class C                      1.94                     2.25
                            Class Q                      1.19                     1.25
                            Class I                      0.94                     1.00

High Yield Bond Fund,       Class A                      1.01                     1.60
                            Class B                      1.66                     2.25
                            Class C                      1.66                     2.25
                            Class Q                      0.91                     0.95
                            Class I                      0.66                     0.75

Strategic Income Fund,      Class I                      0.75                     0.75

Short-Intermediate Fixed
Income Fund,                Class I                      0.35                     0.35

High Quality Bond Fund,
(formerly Fully
Discretionary Fixed Income) Class A                      0.75                     1.30
                            Class B                      1.40                     1.70
                            Class C                      1.40                     1.70
                            Class Q                      0.65                     0.88
                            Class I                      0.40                     0.45

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              NAME OF FUND & CLASS                   BASIC EXPENSE       CURRENT TOTAL EXPENSE
                                                      LIMITATION               LIMITATION
 Global Blue Chip Fund,     Class I                      1.40                     1.40

 Emerging Markets Bond
 Fund,                      Class I                      0.95                     0.95

 Pacific Rim Fund,          Class I                      1.40                     1.40

 Greater China Fund,        Class I                      1.40                     1.40

 Latin America Fund,        Class I                      1.65                     1.65

 Global Technology Fund,    Class I                      1.40                     1.40

 Large Cap Value Fund,      Class I                      1.00                     1.00

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